UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2022 (June 23, 2022)

Epsilon Energy Ltd.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38770	98-1476367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Retirement of Chief Executive Officer and Director

On June 23, 2022, the Company announced that Michael Raleigh will be retiring from his positions as Chief Executive Officer (“CEO”) and as a member of the Board of Directors of the Company (the “Board”), effective as of June 30, 2022.

Mr. Raleigh’s decision to retire did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company.

In connection with Mr. Raleigh’s retirement, Mr. Raleigh and the Company entered into a Retirement Agreement (“Raleigh Retirement Agreement”) effective as of June 30, 2022. Pursuant to the terms of the Raleigh Retirement Agreement, Mr. Raleigh agreed to cooperate in the Company’s efforts to effect an orderly, smooth, and efficient transition of his duties and responsibilities to his successor. In consideration for Mr. Raleigh’s cooperation with the transition process, the Company agreed to continue to compensate Mr. Raleigh as follows:

•	The Company will pay to Mr. Raleigh a total amount of $150,000 (i.e., base salary payments for a period of twelve months at Mr. Raleigh’s current base salary rate), payable in twelve equal monthly installments over the twelve months immediately following the effective date of Mr. Raleigh’s retirement.

•	The Company shall pay in a single lump sum an amount equal to twelve times the monthly employer contribution that the Company would have made to provide health insurance to Mr. Raleigh if he had remained employed until the 1st anniversary of the Retirement Date.

•	In lieu of receiving an equity award for calendar year 2021, the Company will pay Mr. Raleigh an amount equal to $330,000 (i.e., approximately two-times Mr. Raleigh’s current annual base salary rate) in a lump sum payment within ten business days after the effective date of Mr. Raleigh’s retirement.

•	In lieu of receiving an equity award for calendar year 2022, the Company will pay Mr. Raleigh an amount equal to $150,000 (i.e., two-times Mr. Raleigh’s current annual base salary rate pro-rated for the months worked during calendar year 2022) in a lump sum payment within ten business days after the date on which the termination of Mr. Raleigh’s employment becomes legally irrevocable.

•	All unvested equity awards previously granted to Mr. Raleigh by the Company under the Epsilon Energy LTD Share Compensation Plan (the “Equity Plan”) that are outstanding as of the Retirement Date, including both performance-based restricted stock awards and restricted stock award (“Outstanding Equity Awards”), shall immediately accelerate and vest as of the date on which the termination of Mr. Raleigh’s employment becomes legally irrevocable, with any performance vesting conditions or criteria being deemed met at target levels.

Payment of these additional benefits is subject to compliance with confidentiality and non-disparagement covenants and signing a general release of claims that becomes binding. A copy of the Raleigh Retirement Agreement is filed herewith as Exhibit 10.1 and the terms thereof are incorporated by reference into this Item 5.02 of Form 8-K as if fully set forth herein.

(b) Appointment of new Chief Executive Officer and Director

The Board appointed Jason Stabell to serve as CEO of the Company and as a member of the Board beginning on July 1, 2022 (the (“Stabell Effective Date”). In connection with Mr. Stabell’s appointment, the Company entered into an Executive Employment Agreement with Mr. Stabell (the “Stabell Employment Agreement”), effective July 1, 2022. Pursuant to the Stabell Employment Agreement, the Company and Mr. Stabell have agreed that Mr. Stabell will serve as CEO on an “at-will” basis for an annual base salary of $300,000. In addition to his base salary, Mr. Stabell will be eligible to receive an annual incentive bonus targeted at $200,000 for achieving performance goals established by the Compensation Committee of the Board in its sole discretion for the then current calendar year. Additionally, Mr. Stabell will be eligible for equity awards in the form of Restricted Stock Units (“RSUs”) with a grant date value of $600,000. The RSUs shall vest over a four-year period beginning on the Stabell Effective Date as follows: twenty-five percent (25%) of the RSUs on the first anniversary of the Stabell Effective Date, and an additional 6.25% of the RSUs vesting on the first day of each subsequent quarter, with full vesting on July 1, 2026, provided that Mr. Stabell is employed by the Company on each such vesting date. All outstanding RSUs shall vest at target upon a “Change in Control,” as defined in the Equity Plan, provided Mr. Stabell then remains employed by the Company. Mr. Stabell will be entitled to participate in all applicable Company benefit plans, programs, or arrangements that the Company may offer to its executives generally, from time to time, and as may be amended from time to time. Participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as may be in effect from time to time, and any other restrictions or limitations imposed by law. If Mr. Stabell is terminated by the Company without cause or resigns for Good Reason (as defined in the Stabell Employment Agreement), he will be entitled to a severance payment equal to twenty-four (24) months’ salary and the pro-rated target bonus for the year in which the termination takes place.

A copy of the Stabell Employment Agreement is filed herewith as Exhibit 10.2 and the terms thereof are incorporated by reference into this Item 5.02 of Form 8-K as if fully set forth herein.

(c) Retirement of Chief Financial Officer

On June 23, 2022, the Company announced that Lane Bond will be retiring from his position as Chief Financial Officer (“CFO”) of the Company, effective as of June 30, 2022.

Mr. Bond’s decision to retire did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company.

In connection with Mr. Bond’s retirement, Mr. Bond and the Company entered into a Retirement and Consulting Agreement (“Bond Retirement Agreement”) effective as of June 30, 2022 (the “Bond Retirement Date”). Pursuant to the terms of the Bond Retirement Agreement, Mr. Bond agreed to provide consulting services to facilitate an orderly, smooth, and efficient transition of his duties and responsibilities to his successor until March 31, 2023.

In consideration for Mr. Bond’s cooperation with the transition process, the Company agreed to compensate Mr. Bond as follows:

•	All unvested equity awards previously granted to Mr. Bond under the Equity Plan that are outstanding as of the Bond Retirement Date, including both performance-based restricted stock awards and restricted stock award shall immediately accelerate and vest as of the date on which Mr. Bond’s employment becomes legally irrevocable (with any performance vesting conditions or criteria being deemed met at target levels).

•	In lieu of any right to receive an annual bonus, Mr. Bond shall receive a payment of $37,500.

•	The Company shall make a monthly payment equal to the employer contribution that the Company would have made to provide health insurance to Mr. Bond if he had remained employed by the Company for twelve months, subject to earlier termination under certain circumstances.

Payment of these additional benefits is subject to compliance with confidentiality and non-disparagement covenants and signing a general release of claims that becomes binding. A copy of the Bond Retirement Agreement is filed herewith as Exhibit 10.3 and the terms thereof are incorporated by reference into this Item 5.02 of Form 8-K as if fully set forth herein.

(d) Appointment of new Chief Financial Officer

The Board appointed Andrew Williamson to serve as CFO of the Company beginning on July 1, 2022 (the “Williamson Effective Date”). In connection with Mr. Williamson’s appointment, the Company entered into an Executive Employment Agreement with Mr. Williamson (the “Williamson Employment Agreement”), effective July 1, 2022. Pursuant to the Williamson Employment Agreement, the Company and Mr. Williamson have agreed that Mr. Williamson will serve as CFO on an “at-will” basis for an annual base salary of $230,000. In addition to his base salary, Mr. Williamson will be eligible to receive an annual incentive bonus targeted at $150,000 for achieving performance goals established by the Compensation Committee of the Board in its sole discretion for the then current calendar year. Additionally, Mr. Williamson will be eligible for equity awards with a grant date value of $250,000. The RSUs shall vest over a four-year period beginning on the Williamson Effective Date as follows: twenty-five percent (25%) of the RSUs on the first anniversary of the Williamson Effective Date, and an additional 6.25% of the RSUs vesting on the first day of each subsequent quarter, with full vesting on July 1, 2026, provided that Mr. Williamson is employed by the Company on each such vesting date. All outstanding RSUs shall vest at target upon a “Change in Control,” as defined in the Equity Plan, provided Mr. Williamson then remains employed by the Company. Mr. Williamson will be entitled to participate in all applicable Company benefit plans, programs, or arrangements that the Company may offer to its executives generally, from time to time, and as may be amended from time to time. Participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as may be in effect from time to time, and any other restrictions or limitations imposed by law. If Mr. Williamson is terminated by the Company without cause or resigns for Good Reason (as defined in the Williamson Employment Agreement), he will be entitled to a severance payment equal to twenty-four (24) months’ salary and the pro-rated target bonus for the year in which the termination takes place.

A copy of the Williamson Employment Agreement is filed herewith as Exhibit 10.4 and the terms thereof are incorporated by reference into this Item 5.02 of Form 8-K as if fully set forth herein.

Item 7.01	Regulation FD Disclosure

On June 23, 2022, the Company issued a press release announcing the retirements of Mr. Raleigh and Mr. Bond, and the appointments of Mr. Stabell and Mr. Williamson. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. The information in this section of this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Raleigh Retirement Agreement
10.2	Stabell Employment Agreement
10.3	Bond Retirement Agreement
10.4	Williamson Employment Agreement
99.1	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

	By:	/s/ B. Lane Bond
June 24, 2022		B. Lane Bond
Chief Financial Officer